CINERGY COOLING CORP.
STATEMENT OF INCOME (UNAUDITED)
QUARTER ENDED SEPTEMBER 30, 1996
     cinergy cooling
(in thousands)

  Operating Revenues                                          -
     -               -

  Operating Expenses
    Other operation                                           -
     -               -
    Income Taxes                                              -
     -               -
    Taxes other than income taxes                             -
     -               -
                                                              -
     -               -

  Operating Income                                            -
     -               -

  Other Income and Expense - Net
    Income Taxes                                            287
     **            202
    Other - net                                            (802)
     **           (575)
                                                           (515)
     **           (373)

  Income Before Interest and
    Other Charges                                          (515)
     **           (373)

  Other interest                                             20
     **              3

  Net Income                                              ($535)
     **          ($376)

CINERGY COOLING CORP.
BALANCE SHEET (UNAUDITED)
AT SEPTEMBER 30, 1996
(in thousands)
  ASSETS

  Current Assets
    Accounts receivable                                       -
    Accounts receivable - affiliates                          -
    Other                                                     -
                                                              -


  Other Assets
    Nonutility property                                   1,239
    Accumulated depreciation                                  -
                                                          1,239

    Construction work in progress                             -
                                                          1,239

    Other                                                     2
                                                          1,241

                                                         $1,241

  CAPITALIZATION AND LIABILITIES

  Common Stock Equity
    Paid-in capital                                           -
    Retained earnings                                      (911)
      Total common stock equity                            (911)

  Current Liabilities
    Accounts payable                                          -
    Accounts payable - affiliates                         2,641
    Accrued taxes                                          (489)
                                                          2,152

  Other Liabilities
    Deferred income taxes                                     -
    Other                                                     -
                                                              -

                                                         $1,241





CINERGY CORP.
SPECIAL PURPOSE SUBSIDIARIES
STATEMENTS OF INCOME (UNAUDITED)
QUARTER ENDED SEPTEMBER 30, 1996


                                                      PSI
Energy
                                                   Argentina
Argentina          CGE ECK

                                                 (in thousands)
  Operating Revenues                                          -
   -                 -

  Operating Expenses
    Other operation                                           -
   -                 -
    Income Taxes                                              -
   -                 -
    Taxes other than income taxes                             -
   -                 -
                                                              -
   -                 -

  Operating Income                                            -
   -                 -

  Other Income and Expense - Net
    Income Taxes                                           (111)
  20                 3
    Equity in Earnings of Avon Holdings                       -
   -                 -
    Other - net                                             236
 (53)                -
                                                            125
 (33)                3

  Income Before Interest and
    Other Charges                                           125
 (33)                3

  Other interest                                              -
   -                 9

  Net Income                                               $125
($33)              ($6)

  NOTE: The following companies are inactive and thus have no activity to report;
        COSTANERA POWER CORP.
        PSI T&D INTERNATIONAL, INC.
        PSI YACYRETA, INC.
        PSI POWER RESOURCE DEVELOPMENT, INC.
        PSI POWER RESOURCE OPERATIONS, INC.
        PSI INTERNATIONAL, INC.
        PSI SUNNYSIDE, INC.

CINERGY CORP. (C0NTINUED)
SPECIAL PURPOSE SUBSIDIARIES
STATEMENTS OF INCOME (UNAUDITED)
QUARTER ENDED SEPTEMBER 30, 1996


                                                    Cinergy
Cinergy
                                                    Cooling            U.K.

                                                 (in thousands)
  Operating Revenues                                    -                 -

  Operating Expenses
    Other operation                                     -                 -
    Income Taxes                                        -                 -
    Taxes other than income taxes                       -                 -
                                                        -                 -

  Operating Income                                      -                 -

  Other Income and Expense - Net
    Income Taxes                                       91                91
    Equity in Earnings of Avon Holdings                               8,875
    Other - net                                      (201)
(201)
                                                     (110)            8,765

  Income Before Interest and
    Other Charges                                    (110)            8,765

  Other interest                                       59                59

  Net Income                                        ($169)           $8,706

  NOTE: The following companies are inactive and thus have no activity to report;
        COSTANERA POWER CORP.
        PSI T&D INTERNATIONAL, INC.
        PSI YACYRETA, INC.
        PSI POWER RESOURCE DEVELOPMENT, INC.
        PSI POWER RESOURCE OPERATIONS, INC.
        PSI INTERNATIONAL, INC.
        PSI SUNNYSIDE, INC.

CINERGY CORP.
SPECIAL PURPOSE SUBSIDIARIES
BALANCE SHEETS (UNAUDITED)
AT SEPTEMBER 30, 1996

                                                      PSI
Energy
                                                   Argentina
Argentina          CGE ECK

                                                 (in thousands)
  ASSETS

  Current Assets
    Accounts receivable                                    $122
   -                 -
    Accounts receivable - affiliates                     17,586
   -                 -
    Other                                                   109
  53                 -
                                                         17,817
  53                 -

  Other Assets
    Investment in Avon Holdings                               -
   -                 -
    Other                                                     -
10,705                 -
                                                              -
10,705 -               -

                                                        $17,817
$10,758 -               -

  CAPITALIZATION AND LIABILITIES

  Common Stock Equity
    Paid-in capital                                      $9,587
$10,705                 -
    Retained earnings                                     7,597
   -              (494)
    Cumulative foreign currency translation
        adjustment                                            -
   -                 -
      Total common stock equity                          17,184
10,705              (494)

  Current Liabilities
    Accounts payable                                         66
   -                 -
    Accounts payable - affiliates                             -
  53               707
    Accrued taxes                                           258
   -              (213)
                                                            324
  53               494

  Other Liabilities
    Deferred income taxes                                   134
   -                 -
    Other                                                   175
   -                 -
                                                            309
   -                 -

                                                        $17,817
$10,758                 -

  NOTE: The following companies are inactive and thus have no activity to report;
        COSTANERA POWER CORP.
        PSI T&D INTERNATIONAL, INC.
        PSI YACYRETA, INC.
        PSI POWER RESOURCE DEVELOPMENT, INC.
        PSI POWER RESOURCE OPERATIONS, INC.
        PSI INTERNATIONAL, INC.
        PSI SUNNYSIDE, INC.

CINERGY CORP. (CONTINUED)
SPECIAL PURPOSE SUBSIDIARIES
BALANCE SHEETS (UNAUDITED)
AT SEPTEMBER 30, 1996

                                                    Cinergy
Cinergy
                                                    Cooling            U.K.

                                                 (in thousands)
  ASSETS

  Current Assets
    Accounts receivable                                -                 -
    Accounts receivable - affiliates                   -                 -
    Other                                              -                 -
                                                       -        -        -

  Other Assets
    Investment in Avon Holdings                                    512,746
    Other                                              2               317
                                                       2        -  513,063

                                                      $2        - $513,063

  CAPITALIZATION AND LIABILITIES

  Common Stock Equity
    Paid-in capital                                    -          $502,077
    Retained earnings                               (376)           11,383
    Cumulative foreign currency translation
        adjustment                                                    (899)
      Total common stock equity                     (376)          512,561

  Current Liabilities
    Accounts payable                                   -                 -
    Accounts payable - affiliates                  1,070               602
    Accrued taxes                                   (202)             (100)
                                                     868               502

  Other Liabilities
    Deferred income taxes                              -                 -
    Other                                              -                 -
                                                       -                 -

                                                    $492          $513,063

  NOTE: The following companies are inactive and thus have no activity to report;
        COSTANERA POWER CORP.
        PSI T&D INTERNATIONAL, INC.
        PSI YACYRETA, INC.
        PSI POWER RESOURCE DEVELOPMENT, INC.
        PSI POWER RESOURCE OPERATIONS, INC.
        PSI INTERNATIONAL, INC.
        PSI SUNNYSIDE, INC.


